EXHIBIT 99.2

Third Quarter 2005 Earnings Presentation Steve Scheid Chairman and Chief Executive Officer Gary Black President and Chief Investment Officer October 26, 2005 Dave Martin Executive Vice President and Chief Financial Officer Robert Garvy INTECH Chairman and Chief Executive Officer C1005-140 1-15-06

Highlights (adjusted basis) (1) 3Q 2005 adjusted EPS of $0.14 up $0.03 from $0.11 in 2Q 2005, reflecting a 4% increase in average assets combined with operating leverage Investment Management operating margin at 25.8% Assets Under Management ("AUM") at September 30, 2005 of $139.4 billion, up 7% for the quarter Driven by long term net inflows of $1.7 billion, money market net inflows of $0.4 billion, and market appreciation of $7.0 billion First positive net flow quarter since 2Q 2003 and the highest level in over 5 years Overall Morningstar ratings improving, with 41% of JIF funds rated 4 or 5 stars in 3Q 2005, up from 32% in 2Q 2005 (2) Share buyback of $102 million in 3Q 2005 and $341 million program-to-date, reducing shares outstanding by 9% over the past 15 months Notes: The amounts presented and the discussions of our results on our Earnings Call are on an adjusted (non-GAAP) basis. The tables on pp. 31-33 present a detailed reconciliation of GAAP to adjusted basis results and provides a discussion of management's use of adjusted basis results. Based on risk-adjusted returns. The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar RatingTM metrics. Please see pp. 35-36 for complete Morningstar ratings.

3Q 2005 represents the highest level of positive net flows in five years and the first positive quarter since 2Q 2003 Improvement driven by both Janus and INTECH flows Record net inflows of $5.1 billion for INTECH Janus (ex-INTECH) long-term net outflows of $3.4 billion improved $500 million over 2Q 2005 (ex-INTECH and ING) and are at the lowest level of net outflows since 2Q 2003 Total Company Long-Term Net Flows by Quarter (1) ($ in billions, 1Q 2004-3Q 2005) Note: Long-Term Net Flows depicted exclude money market flows. Net Outflows ex ING Redemption Net Inflows ING Redemption INTECH Net Flows by Quarter ($ in billions, 1Q 2004-3Q 2005) Janus (ex INTECH) Long-Term Net Flows by Quarter (1) ($ in billions, 1Q 2004-3Q 2005)

Drivers of future flow momentum Continued improvement of 5-year performance numbers and Morningstar ratings Leveraging INTECH's distribution and product set Expansion of institutional distribution from Taft-Hartley to Corporates and International Continued build-out of intermediary wholesalers and product set through 2006 Selective new product introductions where we believe Janus has a competitive advantage Some flagship products with unsatisfactory performance Ongoing outflows in legacy sub-channels, and Retail Direct out of favor Need to penetrate new intermediary and institutional corporate channels where competitors are better positioned Opportunities Challenges

Investments Gary Black President and Chief Investment Officer

Investment performance remains strong 65% and 59% of JIF funds are in the top 2 Lipper Quartiles(1) on a total return basis over the 1-year and 3- year periods, respectively, as of September 30, 2005 88% and 63% of Janus Managed JIF Equity Funds are in the top 2 Lipper Quartiles on a 1-year and 3- year total return basis, respectively as of September 30, 2005 Overall Morningstar ratings improve as poor performance from 2000 rolls off As of September 30, 2005, 41% of JIF funds have 4/5 star overall ratings, up from 32% at June 30, 2005 (2) Performance bright spots, as of September 30, 2005: 90% of JIF funds in top 2 Lipper Quartiles since PM inception on a total return basis Seven Janus products in the top 2% of funds in their respective Lipper categories on a 1-year total return basis: Twenty, Forty, Orion, Growth and Income, Contrarian, Core Equity, and Overseas Commitment to performance reflected in recent proposal to implement fund performance fees starting in 2007 Six products potentially included, representing 28% of the equity mutual fund assets (approximately $21 billion of assets as of September 30, 2005) Notes: Data presented reflects past performance, which is no guarantee of future results. See pp. 9, 35, 36, and 37, for complete Lipper and Morningstar rankings and performance. Percentile ranking calculations exclude Janus Money Market Funds. Based on risk-adjusted returns. The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar RatingTM metrics.

8 Janus funds named "Category Kings" in The Wall Street Journal's 3Q 2005 Mutual Fund Review (1,2,3) Notes: Reprinted with permission of The Wall Street Journal, Copyright (c) 2005 Dow Jones & Company, Inc. All Rights Reserved Worldwide. "Category Kings" defined by The Wall Street Journal as: Top-performing funds in each category, ranked by one-year total returns (changes in net asset values with reinvested distributions) as of Sept. 30; assets are as of Aug. 31. Please see slide 9 and 37 for Lipper rankings and performance. This article is for information purposes only and should not be used or construed as an offer to sell, a solicitation of an offer to buy, or a recommendation for any security. As with all investments, there are inherent risks that individuals would need to address. Data presented reflects past performance, which is no guarantee of future results. Investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, current performance may be higher or lower than the performance shown. Call 1-800-525-3713 or visit janus.com for current month end performance. Total returns include reinvestment of dividends and capital gains. Please see pp. 37 for standardized performance. R6 Tuesday, October 4, 2005

88% and 63% of Janus Managed JIF Equity Funds are Lipper top half performers on a 1- and 3-year basis, respectively, as of September 30, 2005 Past performance is no guarantee of future results. JIF Funds do not include Janus World Funds, Janus Adviser Series, Janus Aspen Series, Sub-advised and Money Markets. Janus Managed JIF Equity Funds also do not include JIF Value funds, JIF Income funds, and Janus Risk-Managed Stock Fund. As of September 30, 2005, the number of funds in the Janus Investment Funds is 23. Funds not ranked by Lipper are not included in the analysis. Funds are ranked within their corresponding Lipper classification for the specified time period. 1-Year Basis 3-Year Basis Percent of Funds in Top 2 Lipper Quartiles Based on Total Returns All JIF Funds Janus Managed JIF Equity Funds Funds Funds Funds Funds

Growth and Core/Blend funds lead performance with 8 of 11 Janus Managed JIF funds in the top 2 Lipper Quartiles over both the 1- and 3-year periods *Closed to new investors. ‡ In accordance with NASD regulations, Lipper rankings cannot be publicly disclosed for time periods of less than 1 year. Past performance is no guarantee of future results. Lipper Inc. - A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested. 1Ranking is for the investor share class only; other classes may have different performance characteristics. 2 Ranking is for I-Share class only; other classes may have different performance characteristics.

Janus' 5-year relative performance continues to improve as we roll off weak 2000 performance Past performance is no guarantee of future results. Does not include Janus World Funds, Janus Adviser Series, Janus Aspen Series, Sub-advised and Money Markets. As of September 30, 2005, the number of funds in the Janus Investment Funds is 23. Funds not ranked by Lipper are not included in the analysis. Funds are ranked within their corresponding Lipper classification for the specified time period. Percent of JIF Funds by Lipper Quartile (% of JIF Funds, Period ending 9/30/2005, total return basis) Sep. 2005 Jan. 2000

Flows should follow improving performance Overall Morningstar performance continued to improve in 3Q 2005 with 41% of JIF funds rated 4/5 stars, up from 32% in the 2Q 2005 On a 3-year basis, 59% of JIF funds are rating 4/5 stars Of the ten Janus equity products with positive net flows in 3Q 2005, all but one were rated 4/5 stars or not rated by Morningstar as of September 30, 2005 Equity products with positive Net Flows in 3Q 2005 (as of September 30, 2005) (as of September 30, 2005) (as of September 30, 2005) Notes: Based on risk-adjusted returns. The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar RatingTM metrics. Share class with the largest end of period assets under management as of September 30, 2005. Please see pp. 35-36 for complete Morningstar performance. Morningstar overall ratings are based on the product's largest share class; other classes may have different performance characteristics. LB: Large Blend Funds, LG: Large Growth Funds, MCV: Mid Cap Value Funds, MCG: Mid Cap Growth Funds, SV: Small Value Funds, SG: Small Growth Funds Data presented reflects past performance, which is no guarantee of future results. Overall Morningstar Ratings of JIF Mutual Funds (1,2) (% of rated JIF Mutual Funds)

INTECH Robert Garvy INTECH Chairman and Chief Executive Officer

INTECH is well positioned to expand on its success Strategy 2001 2002 2003 2004 9/30/2005 EI 0.66 0.58 1.09 2.02 2.33 Enhanced Plus 3.53 4.17 5.58 9.04 10.55 LCC 0.25 0.22 0.3 0.94 1.51 LCG 0.88 2.36 7.29 13.71 17.22 LCV 0.01 0 0.01 0.09 0.11 Total AUM 5.69 7.33 14.26 25.81 38.23 Founded in 1987 as an independently managed affiliate of The Prudential Insurance Company Acquired by Janus Capital Group predecessor (Stilwell/Berger) on March 1, 2002 Offices in Palm Beach Gardens, FL and Princeton, NJ Product Expansion Opportunities Manufacturing/Distribution partnership with Janus International, retail, sub-advisory, defined contribution Complementary nature of fundamental growth and mathematical products Net flows $10 billion + in 2005 Capacity should be in excess of $100 billion Significant potential in existing institutional space New Institutional Products Global product - First Quarter 2006 Long-Short/Market Neutral product- First Quarter 2006 International product- Fourth Quarter 2006 Distribution Opportunities INTECH Assets Under Management ($ in billions, AUM at year end except September 30, 2005) INTECH uses mathematical investment strategies to construct portfolios designed to outperform their particular benchmarks. The implementation involves periodic portfolio optimizations using proprietary software. The optimizations seek to establish optimal weightings for the component securities of a portfolio. Between optimizations, the portfolios are rebalanced at certain intervals to maintain the actual security weightings close to the optimal weightings as determined by INTECH. Portfolio rebalancing decisions involve consideration of the effect of transaction costs on the portfolio. Daily supervisory oversight is exercised to assure optimal implementation of the process, timing of securities transactions, measurement of market liquidity, and allocation of brokerage transactions. The proprietary mathematical process used by Enhanced Investment Technologies, LLC ("INTECH") may not achieve the desired results. Since the portfolio is regularly balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy.

Return RISK Risk-Managed investing attempts to achieve higher returns with lower risk Stochastic Portfolio Theory (SPT) Mathematical process involving analysis of variance and covariance characteristics of large cap capitalization equities Growth, Core and Value applications benchmarked to S&P and Russell indices INTECH Large Cap Growth Composite Risk and Reward(1) % INTECH Large Cap Growth Composite Returns and Rankings(1) INTECH is a subsidiary of Janus Capital Group Inc. Past performance cannot guarantee future results. Your principal may be at risk during certain market periods. Performance of the portfolio reflects reinvestment of dividends and other earnings. The performance results presented include the effect of transaction costs (commissions, exchange fees, etc.) but do not reflect deduction of investment management fees. Client returns will be reduced by such management fee and other contractual expenses, if any, as described in the individual contract and Part II of INTECH's Form ADV. Callan Associates Inc.'s software has been used by INTECH to create the performance and risk related exhibits. A fee was paid to the firm for the use of the software. The results are presented gross of fees and are annualized for periods of one year or longer. The risk statistics for INTECH Large Cap Growth are relative to the S&P/BARRA Growth Index. There were 42 managers in the Large Cap Growth universe as of the portfolio's inception date. Note: All performance and rankings as of period ending June 30, 2005. Performance as reported by Callan Associates, Inc. for the large cap growth style and is shown gross of advisory fees. Large Cap Growth Composite returns as of 9/30/2005 net of fees were as follows: 11.37% (1-year), 18.43% (3-years), 2.90% (5-years), 15.39% (10-years), and 15.78% (since inception). Risk Reward % % % %

INTECH has a diverse, highly ranked product set with significant potential for product extension Box 1 Box 2 Box 3 Box 6 Source for data shown on this page: Callan Associates, Inc. actual results through June 30, 2005. Data presented reflects past performance, which is no guarantee of future results. Percentile rankings (gross of advisory fees) is performance vs. index. Please see pp. 39 for complete performance. The INTECH investment products historically have had volatility similar to that of the S&P 500, the Russell 1000 or their subset indices. All investments involve risk including the loss of principal. Next 12 months product expansion plans: Global product, Long-Short/Market Neutral product, International product Box 4 Box 5 Box 9 Box 7 Box 8 Box 12 Box 10 Box 11 Box 15 Box 13 Box 14 Box 18 Box 16 Box 17

Financials Dave Martin Executive Vice President and Chief Financial Officer

3Q 2005 Financial Overview (adjusted basis) (1) 3Q 2005 operating results of $0.14 adjusted earnings per share up 27% versus 2Q 2005 and 8% versus 3Q 2004 EPS positively impacted by 9% net share reduction since 2Q 2004 resulting from $341 million of stock buybacks Investment Management revenue of $218.4 million up 4.6% from 2Q 2005 Reflects a 4.4% increase in average assets to $135.0 billion Investment Management expenses of $162.0 million up less than 1% from 2Q 2005 Decrease in every expense category except compensation and benefits $7.3 million increase in total compensation and benefits driven by increases in fund and firm performance Cost reduction plan expected to reduce costs by $20-$25 million in 2006 net of investments in the business Improved Investment Management operating margin of 25.8% versus 23.0% in 2Q 2005 reflecting operating leverage Financial flexibility enhanced by new $200 million 3-year revolving credit facility effective October 19, 2005 Note: The amounts presented and the discussions of our results on our Earnings Call are on an adjusted (non-GAAP) basis. The tables on pp. 31-33 present a detailed reconciliation of GAAP to adjusted basis results and provides a discussion of management's use of adjusted basis results.

Operating leverage is driving improved margins in 3Q 2005 vs. 2Q 2005 Consolidated Entity (adjusted basis) (1) Note: The amounts presented and the discussions of our results on our Earnings Call are on an adjusted (non-GAAP) basis. The tables on pp. 31-33 present a detailed reconciliation of GAAP to adjusted basis results and provides a discussion of management's use of adjusted basis results.

Strategic cost initiatives will improve margins without impacting revenue generation Janus strategy focused on Growth and Mathematical segments of the business Shifting resources from Retail Direct to the Advisor and Institutional Channels Marketing strategy deemphasizing mass market TV advertising Sales force build-out to increase scale in the intermediary space Even with investments in the business, $20-$25 million of net expense savings expected for 2006 vs. 2005

Janus continues to actively manage its capital and liquidity structure As of September 30, 2005 Janus had repurchased $341 million of its $500 million buyback authorization On October 19, 2005 Janus entered into a 3-year $200 million revolving credit facility, replacing our existing 364-day facility Available for general corporate purposes including stock buyback Improved pricing and covenant structure Share Repurchases and Net Share Effects Share Repurchases and Net Share Effects Share Repurchases and Net Share Effects Share Repurchases and Net Share Effects Share Repurchases and Net Share Effects Share Repurchases and Net Share Effects Period $ Average Price (1) Repurchased Shares Net Share Decline % Share Decline 3Q04 $ 41.6mm $ 13.77 3.0mm 3.0mm 1.3% 4Q04 $ 42.1mm $ 16.14 2.6mm 1.9mm 0.8% 1Q05 $100.0mm $ 14.28 7.0mm 6.4mm 2.7% 2Q05 $55.3mm $14.54 3.8mm 3.7mm 1.6% 3Q05 $101.9mm $14.42 7.1mm 6.8mm 3.0% Total / Average $340.9mm $14.51 23.5mm 21.8mm 9.1% Note: Average price includes commissions

Safe Harbor Statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus' Annual Report on Form 10-K for the year ended December 31, 2004, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results express or implied therein will not be realized.

Other Important Disclosures Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from janus.com. Read it carefully before you invest or send money. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH), and Capital Group Partners, Inc. Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC. Indexes are not available for direct investment; therefore their performance does not reflect the expenses associated with the active management of an actual portfolio The S&P 500 Index is the Standard & Poor's composite index of 500 stocks, a widely recognized, unmanaged index of common stock prices. The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. The Morgan Stanley Capital International World Health Care Index is a capitalization weighted index that monitors the performance of health care stocks from developed market countries in North America, Europe and the Asia/Pacific Region. Differences between compared investments may include objectives, sales and management fees, liquidity, volatility, tax features and other features, which may result in differences in performance. Janus funds distributed by Janus Distributors LLC (10/05)

Appendix

AUM by investment discipline and distribution channel Growth/Blend ($67bn) Value ($10bn) Mathematical ($38bn) Money Market ($7bn) Global / International ($12bn) Fixed Income ($5bn) Janus Institutional Asset Management ($42bn Institutional) Janus Direct & Supermarket ($45bn Retail) Global Advisors ($52bn Intermediary) $139.4 billion in AUM as of 9/30/05 By Investment Discipline By Distribution Channel

Net flows were driven by strong sales in INTECH... Total Company Long-Term Flows $ in billions Note: 2Q 2005 Flows exclude $0.2 billion disposition of Janus' Vontobel assets INTECH Long-Term Flows $ in billions Gross Redemptions Gross Sales ING Redemption Net Sales Net Sales ex-ING redemption

....however, net sales of Janus-managed products also showed improvement Gross Redemptions Gross Sales ING Redemption Net Sales Net Sales ex-ING redemption Note: Flows depicted exclude money market and INTECH flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets and exclude ING and a 2Q 2005 disposition of Janus' Vontobel Assets Janus (ex INTECH) Long-Term Flows (1) $ in billions 16% 12% 9% 14% 16% 12% 13% 43% 45% 28% 33% 31% 28% 28% Annualized Redemption Rate (1) Annualized Gross Sales Rate (1)

3Q 2005 saw significant gross and net sales momentum in Global Advisors and Institutional Gross Redemptions Gross Sales ING Redemption Net Sales Net Sales ex-ING redemption Retail ($45.5Bn) Global Advisors ($51.6Bn) Institutional(2) ($37.0Bn) Notes: Flows depicted exclude a $0.2 billion disposition of Vontobel Assets in 2Q 2005. Annualized sales and redemption rates calculated as a percentage of beginning of period assets and exclude ING. Assets and flows depicted for Institutional exclude Institutional Money Market. Flows by Channel (1) $ in billions, unless otherwise stated 8% 11% 12% 9% 9% 15% 21% 22% 21% 28% 36% 41% 41% 37% 35% 56% 68% 35% 50% 54% 10% 6% 7% 4% 7% Annualized Redemption Rate Annualized Gross Sales Rate Annualized Redemption Rate Annualized Gross Sales Rate Annualized Redemption Rate Annualized Gross Sales Rate 19% 24% 23% 19% 20%

From 2Q 2005 to 3Q 2005 higher assets and revenue drove an increase in operating income Investment Management Segment (adjusted basis) (1) Note: The amounts presented and the discussions of our results on our Earnings Call are on an adjusted (non-GAAP) basis. The tables on pp. 31-33 present a detailed reconciliation of GAAP to adjusted basis results and provides a discussion of management's use of adjusted basis results.

Free cash flow and liquidity position remains strong Notes: Free cash flow is defined as cash flow from operations less capital expenditures. The comparable GAAP measure is cash flow from operations. Excludes payments of $101.2 million for regulatory settlements and $128.0 million for income taxes related to the sale of DST shares in the second quarter 2004.

The majority of long-term incentive compensation amortization is related to option expensing and the 2002 5% grant Notes: Does not include potential for acceleration of grants due to investment out-performance or future stock grants. Janus adopted SFAS 123R effective October 1, 2004. Includes restricted stock and mutual fund awards made 2001-current. The amounts presented and the discussions of our results on our Earnings Call are on an adjusted (non-GAAP) basis. The tables on pp. 31-33 present a detailed reconciliation of GAAP to adjusted basis results and provides a discussion of management's use of adjusted basis results.

Reconciliation Of Non-GAAP Amounts - 3Q 2005 Janus management analyzes historical results after adjusting for certain items that are not ongoing or are non-operational in nature. The company believes that excluding these items is useful to management and investors because it provides a more comparable basis for evaluating Janus' operating results and financial performance over time. Internally, these adjusted results are used to evaluate the performance of the company. See notes to non-GAAP adjustments on pp. 34.

Reconciliation Of Non-GAAP Amounts - 2Q 2005 Janus management analyzes historical results after adjusting for certain items that are not ongoing or are non-operational in nature. The company believes that excluding these items is useful to management and investors because it provides a more comparable basis for evaluating Janus' operating results and financial performance over time. Internally, these adjusted results are used to evaluate the performance of the company. See notes to non-GAAP adjustments on pp. 34.

Reconciliation Of Non-GAAP Amounts - 3Q 2004 Janus management analyzes historical results after adjusting for certain items that are not ongoing or are non-operational in nature. The company believes that excluding these items is useful to management and investors because it provides a more comparable basis for evaluating Janus' operating results and financial performance over time. Internally, these adjusted results are used to evaluate the performance of the company. See notes to non-GAAP adjustments on pp. 34.

Notes to non-GAAP adjustments Notes: Severance charge related to the departure of the Principal Operating Officer and other administrative personnel. Includes tax effect of adjustments and $5.0 million for the reversal of a tax contingency. Severance charge related to the departure of the Chief Financial Officer. Accrual related to the possible resolution of certain legal-related matters. Insurance recoveries of $6.0 million in Q1 2005 and $8.4 million in Q2 2005 for costs incurred related to the mutual fund investigation, net of Q1 2005 and Q2 2005 ongoing legal fees, respectively. Realized gain on the sale of investments. In the first and second quarters of 2005, the Company reduced its seed capital investments by $22.8 million and $26.0 million, respectively. This reduction in seed capital produced after-tax gains of $2.5 million and $3.6 million in Q1 2005 and Q2 2005, respectively. Includes tax effect of adjustments. Q3 2004 includes the reversal of a $22.5 million tax contingency and related accrued interest of $2.5 million. Charges related to severance payments and the accelerated vesting of restricted stock as a result of executive level departures. Charge of $8.2 million related to the closure of Janus' Austin, Texas facility in 2001 and the pretax loss of $2.0 million from the sale of Bay Isle Financial LLC's Private Client Asset Management Division.

Morningstar RatingTM Based on Risk-Adjusted Returns as of 9/30/05 Data presented reflects past performance, which is no guarantee of future results. Notes: 1Closed to new investors. 2Rating is for this share class only; other classes may have different performance characteristics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)

Morningstar RatingTM Based on Risk-Adjusted Returns as of 9/30/05 (cont'd) Data presented reflects past performance, which is no guarantee of future results. Notes: 1Rating is for this share class only; other classes may have different performance characteristics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)

Latest Fund Performance Data presented reflects past performance, which is no guarantee of future results. Investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, current performance may be higher or lower than the performance shown. Call 1-800-525-3713 or visit janus.com for current month end performance. Total returns include reinvestment of dividends and capital gains. Please see footnotes on following page.

Latest Fund Performance (cont'd) Notes: All figures unaudited. Closed to new investors. Returns have sustained significant gains and losses due to market volatility in the healthcare sector. This Fund has been significantly impacted, either positively or negatively, by investing in initial public offerings (IPOs). This Fund may have significant exposure to emerging markets which may lead to greater price volatility. A 2% redemption fee may be imposed on shares held for 3 months or less. Performance shown does not reflect this redemption fee and, if reflected, performance would have been lower. The voluntary waiver of the Fund's management fee terminated on June 25, 2004. Without such waivers total returns from inception to June 24, 2004 would have been lower. Returns have sustained significant gains due to market volatility in the information technology sector. Returns shown for Janus Small Cap Value Fund prior to April 21, 2003 are those of Berger Small Cap Value Fund. Returns shown for Janus Mid Cap Value Fund prior to April 21, 2003 are those of Berger Mid Cap Value Fund. Bond funds have the same interest rate, inflation, and credit risks that are associated with the underlying bonds owned by the Fund. Unlike owning individual bonds, there are ongoing fees and expenses associated with owning shares of bonds funds. The return of principal is not guaranteed due to net asset value fluctuation that is caused by changes in the price of specific bonds held in the Fund and selling of bonds within the fund by the Portfolio Manager. As of September 30, 2005, the 30-day SEC Yield was 3.83% on Janus Federal Tax-Exempt Fund, 3.93% on Janus Flexible Income Fund, 6.36% on Janus High-Yield Fund and 3.51% on Janus Short-Term Bond Fund. Adviser has agreed to waive a portion of the Fund's expenses if they exceed the designated cap. If during the periods shown, the Fund's actual expenses exceeded the cap, its total return would have been lower. There were no waivers in effect for the most recent period presented. Janus Capital has contractually agreed to waive Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund's total operating expenses to the levels indicated in the prospectus until at least March 1, 2006. Without such waivers, Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund's yield as of September 30, 2005 would have been 3.25% and 3.74%, respectively and total returns would have been lower. Income may be subject to state or local taxes and to a limited extent certain federal tax. Capital gains are subject to federal, state and local taxes. Janus Adviser Forty, Janus Adviser Growth and Income, and Janus Adviser Core Equity commenced operations on 8/1/00, after the reorganization of the Retirement Shares of Janus Aspen Series into the Funds. The returns for the reorganized Funds reflect the performance of the Retirement Shares of Janus Aspen Series prior to the reorganization. Differences between compared investments may include objectives, sales and management fees, liquidity, volatility, tax features and other features, which may result in differences in performance. A fund's performance may be affected by risks that include those associated with non-diversification, investments in foreign securities, non-investment grade debt securities, undervalued companies or companies with a relatively small market capitalization. Please see a Janus prospectus for more detailed information.

Latest INTECH Performance

INTECH

Composite and Respective Index (Returns shown net of fees)	Inception Date	Annualized Returns (%) for Periods Ended 9/30/05 1 Year	3 Year	5 Year	10 Year	Since Inception
Large Cap Growth Composite	6/93	11.37	18.43	2.90	15.39	15.78
S&P 500 / BARRA Growth Index		10.66	13.36	(5.46)	8.70	10.08
¹ %-ile rankings vs. index (as of 6/30/2005)		27%	2%	2%	2%	2%
Broad Large Cap Growth Composite	10/00	13.57	17.60	--	–	(1.94)
Russell 1000 Growth Index		11.60	14.75	--	–	(7.88)
¹ %-ile rankings vs. index (as of 6/30/2005)		17%	5%	–	--	5%
Enhanced Plus Composite	6/87	16.14	19.30	2.05	11.24	11.82
S&P 500 Index		12.25	16.72	(1.49)	9.49	10.50
¹ %-ile rankings vs. index (as of 6/30/2005)		9%	3%	3%	3%	20%
Broad Enhanced Plus Composite	3/01	16.58	19.00	--	–	6.71
Russell 1000 Index		14.25	17.65	--	–	3.77
%-ile rankings vs. index (as of 6/30/2005)		7%	2%	–	--	2%
Enhanced Index Composite	3/98	14.01	17.41	(0.03)	–	4.47
S&P 500 Index		12.25	16.72	(1.49)	–	3.02
¹ %-ile rankings vs. index (as of 6/30/2005)		50%	26%	18%	--	9%
Large Cap Core Composite	7/01	19.63	21.34	--	–	6.82
S&P 500 Index		12.25	16.72	--	–	2.08
¹ %-ile rankings vs. index (as of 6/30/2005)		19%	1%	–	--	1%
Large Cap Value Composite	6/93	19.32	21.38	6.34	12.52	12.81
S&P 500 / BARRA Value Index		13.82	20.16	2.31	9.83	10.64
¹ %-ile rankings vs. index (as of 6/30/2005)		4%	5%	23%	17%	12%
Broad Large Cap Value Composite	7/04	19.45	--	--	–	20.21
Russell 1000 Value Index		16.68	--	--	–	17.06
¹ %-ile rankings vs. index (as of 6/30/2005)		N/A	–	–	--	4%

INTECH is a subsidiary of Janus Capital Group Inc.

Past performance cannot guarantee future results. Your principal may be at risk during adverse market periods. Performance of the composite reflects reinvestment of dividends and other earnings. Percentile rankings shown are gross of advisory fees. Portfolio results shown are the time-weighted rates of return using daily valuation. Net performance results are reduced by the maximum fee charged by INTECH for each product listed. Composites include all actual, fee-paying discretionary accounts with comparable investment objectives and risks under management for at least one month.

The index returns shown are the total return of the stocks in the respective Standard & Poor's Index, including reinvestment of dividends for the period indicated. The Standard & Poor's Composite Stock Index ("the S&P500 Index") is composed of 500 common selected stocks, over 95% of which are listed on the New York Stock Exchange (NYSE). Standard & Poor's Corporation ("Standard & Poor's", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc.) chooses the stocks to be included in the index on a statistical basis taking into account market values and industry diversification. Inclusion in the index in no way implies an opinion by Standard & Poor's Corporation as to a stock's attractiveness as an investment, and Standard & Poor's Corporation is not affiliated with any INTECH portfolio.

The S&P500/BARRA Growth and Value Indexes are capitalization-weighted indexes. Standard & Poor's and BARRA have employed a Price to Book value calculation to divide the market capitalization of the S&P500 equally between two mutually exclusive groups, growth stocks and value stocks. The S&P500/BARRA Growth Index has firms with the higher price to book ratios. The S&P500/BARRA Value Index has firms with lower price to book ratios. The indexes are rebalanced twice per year. They are unmanaged, and investors cannot actually make investments in the indexes.

The index returns shown are the total return of the stocks in the respective Russell 1000 Indices, including reinvestment of dividends for the period indicated. The indexes are market cap-weighted and include only common stocks domiciled in the United States and its territories. All indexes are subsets of the Russell 3000® Index, which represents approximately 98% of the investable U.S. equity market. Inclusion in the index in no way implies an opinion by Frank Russell Company as to a stock's attractiveness as an investment, and Frank Russell Company is not affiliated with any INTECH portfolio.

* Percentile rankings from Callan Associates Inc. only available as of 6/30/05. Percentile rankings as of 9/30/05 should be available approximately on 11/07/05. Please call Janus at 1-800-227-0846.

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